Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-3 No. 333-212362) of EQT Midstream Partners, LP pertaining to the registration of Common Units Representing Limited Partner Interests and Debt Securities,

•	Registration Statement (Form S-8 No. 333-182460) pertaining to the EQT Midstream Services, LLC 2012 Long-Term Incentive Plan,

•	Registration Statement (Form S-3 No. 333-205812) of EQT Midstream Partners, LP pertaining to the registration of Common Units Representing Limited Partner Interests, and

•
Registration Statement (Form S-4 No. 333-225018) and related prospectus of EQT Midstream Partners, LP pertaining to the registration of Common Units Representing Limited Partner Interests to be issued in the merger with Rice Midstream Partners LP;

of our report dated June 12, 2018, with respect to the combined financial statements of EQT Midstream Partners, LP included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania
June 12, 2018